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                                                                     EXHIBIT 4

                                  GENRAD, INC.

                      NON-STATUTORY STOCK OPTION AGREEMENT

1.       GRANT OF OPTION:

         GenRad, Inc., a Massachusetts corporation (the "Company"), hereby grants Robert M. Dutkowsky (the " Optionee") an option to purchase up to an aggregate of 500,000 shares of Common Stock of the Company ("Common Stock") at a price of $7.375 per share (the "Option Exercise Price"), purchasable as set forth in, and subject to the terms and conditions of, this option. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

         The date of grant of this option is April 24, 2000 (the "Effective Date").

2.       NON-STATUTORY STOCK OPTION:

         This option is NOT intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

3.       EXERCISE OF OPTION AND PROVISIONS FOR TERMINATION:

         (A)      TIMING OF EXERCISE.

                  Except as otherwise provided in this Agreement, this option may be exercised at any time, in whole or in part, subject to the Company's right to repurchase of this Agreement any shares acquired upon exercise of this option in accordance with
                  Section 12 of this Agreement.

         (B)      EXERCISE PROCEDURE.

                  Subject to the conditions set forth in this Agreement, this option shall be exercised by the Optionee's delivery of written notice of exercise to the Treasurer of the Company, specifying the number of shares to be purchased and the purchase price to be paid therefor and accompanied by payment in full in accordance with Section 4. Such exercise shall be effective upon receipt by the Treasurer of the Company of such written notice together with the required payment. The Optionee may at any time or from time to time purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

         (C)      TERMINATION OF EMPLOYMENT.

                  If the Optionee ceases to be employed by the Company for any reason other than death, this option shall continue to be exercisable during the thirty (30) days immediately following such cessation, after which time the Option shall terminate. If the Optionee ceases to be employed by the Company by reason of his death, this option shall continue to be exercisable either by the Optionee's


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                  executor or administrator or, if not so exercised, by the
                  legatees or distributees of the Optionee's estate, during the twelve (12) months immediately following the Optionee's death, after which time the Option shall terminate. The date on which the Optionee ceases to be employed by the Company is hereinafter referred to as the "Termination Date".

         (D)      EXPIRATION.

                  Notwithstanding any other provisions set forth in this Agreement, in no event shall this option be exercised more than ten (10) years after the Effective Date.

         (D)      TERMINATION FOR CAUSE.

                  Notwithstanding any other provisions set forth in this Agreement, this option shall terminate automatically and without notice to the Optionee on the date the Optionee's employment is terminated for "cause" (as defined in the Employment Agreement dated April 10, 2000 between the Company and the Optionee). A termination for "cause" will include any resignation in anticipation of discharge for "cause" or accepted by the Company in lieu of a formal discharge for "cause".

4.       PAYMENT OF PURCHASE PRICE.

         (A)      METHOD OF PAYMENT.

                  Payment of the purchase price for shares purchased upon exercise of this option shall be made (i) by delivery to the Company of cash or a check to the order of the Company in an amount equal to the purchase price of such shares, (ii) with the approval of the Compensation Committee of the Company's Board of Directors (the "Compensation Committee"), by delivery to the Company of shares of Common Stock of the Company then owned by the Optionee having a fair market value equal in amount to the purchase price of such shares, (iii) by any other means which the Compensation Committee determines are consistent with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 and Regulation T promulgated by the Federal Reserve Board), or (iv) by any combination of such methods of payment.

         (B) VALUATION OF SHARES OR OTHER NON-CASH CONSIDERATION TENDERED IN PAYMENT OF PURCHASE PRICE.

                  For the purposes hereof, the fair market value of any share of the Company's Common Stock or other non-cash consideration which may be delivered to the Company in exercise of this option shall be determined in good faith by the Compensation Committee.

         (C)      DELIVERY OF SHARES TENDERED IN PAYMENT OF PURCHASE PRICE.

                  If the Optionee exercises this option by delivery of shares of Common Stock of the Company, the certificate or certificates representing the shares of Common Stock of the Company to be delivered shall be duly executed in blank by the Optionee or shall be accompanied by a stock power duly executed in blank



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                  suitable for purposes of transferring such shares to the
                  Company. Fractional shares of Common Stock of the Company will not be accepted in payment of the purchase price of shares acquired upon exercise of this option.

         (D)      RESTRICTIONS ON USE OF OPTION STOCK TO PAY PURCHASE PRICE.

                  Notwithstanding the foregoing, no shares of Common Stock of the Company may be tendered in payment of the purchase price of shares purchased upon exercise of this option if the shares to be so tendered were acquired within twelve (12) months before the date of such tender through the exercise of an option granted under any stock option plan of the Company or through any restricted stock plan of the Company.

5.       DELIVERY OF SHARES; COMPLIANCE WITH SECURITIES LAWS, ETC.

         (A)      GENERAL.

                  The Company shall, upon payment of the option price for the number of shares purchased and paid for, make prompt delivery of the certificate representing such shares to the Optionee, provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such certificate shall be extended for the period necessary to complete such action.

         (B)      LISTING, QUALIFICATIONS, ETC.

                  This option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Compensation Committee.

6.       NON-TRANSFERABILITY OF OPTION.

         This option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process, except that this option may be transferred by will or the laws of descent and distribution or with the prior approval of the Compensation Committee. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall, at the election of the Company, become, null and void.



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7.       NO SPECIAL EMPLOYMENT OR SIMILAR RIGHTS.

         Nothing contained in this Agreement shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment of the Optionee with the Company.

8.       RIGHTS AS A SHAREHOLDER.

         The Optionee shall have no rights as a shareholder with respect to any shares which may be purchased by exercise of this option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares), unless and until a certificate representing such shares is duly issued and delivered to the Optionee. No adjustment shall be made for dividend or other rights for which the record date is prior to the date such stock certificate is issued.

9.       ADJUSTMENT PROVISIONS.

         (A)      GENERAL.

                  If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction involving shares of Common Stock (i) the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number of kind of shares or other securities of the Company, or (ii) additional shares or new or different shares of other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the number and kind of shares or other securities then subject to this option, and (y) the price for each share then subject to this option, without changing the aggregate purchase price as to which this option remains exercisable.

         (B)      COMPENSATION COMMITTEE AUTHORITY TO MAKE ADJUSTMENTS.

                  Any adjustments under this Section 9 will be made by the Compensation Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to this option on account of any such adjustments.

10.      MERGERS, CONSOLIDATIONS, DISTRIBUTIONS, LIQUIDATIONS, ETC.

         In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, prior to the termination of this option, the Board of Directors of the Company or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to this option: (i) provide that this option shall be assumed, or an equivalent option shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the Optionee, provide that any unexercised portion of this option will terminate immediately prior to the consummation of such transaction unless exercised by the Optionee within a specified period following the date of such notice, and (iii) in the event of a merger under the terms of which holders of the



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         Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the Optionee equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to the unexercised portion of this option (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of any unexercised portion of this option, which cash payment shall be in exchange for the termination of this option.

11.      WITHHOLDING TAXES.

         The Company's obligation to deliver shares upon the exercise of this option shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

12.      RIGHT TO REPURCHASE SHARES ISSUED ON EXERCISE.

         (A)      REPURCHASE RIGHT.

                  Subject to the terms of this Article 12, the Company shall have the right and option, but not the obligation, to purchase from the Optionee all or any part of the shares acquired by the Optionee upon exercise of this option if a Termination Date has occurred (the "Repurchase Right").

         (B)      REPURCHASE PRICE.

                  The Repurchase Right shall be exercised at the Option Exercise Price, as equitably adjusted in the event of any stock split, stock dividend or similar transaction.

         (C)      DURATION OF REPURCHASE RIGHT.

                  The Repurchase Right shall lapse (i) as to 125,000 shares of Common Stock, adjusted in the event of any stock split, stock dividend or similar transaction, on the first anniversary of the Effective Date, (ii) as to an additional 125,000 shares of Common Stock, adjusted in the event of any stock split, stock dividend or similar transaction, on the second anniversary of the Effective Date, (iii) as to an additional 125,000 shares of Common Stock, adjusted in the event of any stock split, stock dividend or similar transaction, on the third anniversary of the Effective Date, and (iv) as to the final 125,000 shares of Common Stock, adjusted in the event of any stock split, stock dividend or similar transaction, on the fourth anniversary of the Effective Date. The Repurchase Right shall lapse (i) as to 125,000 shares of Common Stock, adjusted in the event of any stock split, stock dividend or similar transaction, if the Optionee's employment with the Company is terminated by the Company other than for cause (as defined in the Employment Agreement) or by the Optionee for good reason (as defined in the Employment Agreement) and (ii) in its entirety (A) six months after the Termination Date has occurred or (B) immediately upon a Change of Control (as defined in the Employment Agreement).



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         (D)      EXERCISE OF REPURCHASE RIGHT.

                  In the event the Company shall be entitled to and shall elect to exercise the Repurchase Right, it shall give to the Optionee (or his heirs or personal representative, as the case may be) a written notice specifying such exercise, the number of shares that the Company elects to repurchase and specifying a date for closing hereunder, which date shall be not more than ten (10) business days after the giving of such notice.

                  The closing shall take place at the Company's principal offices or such other location as the Company may reasonably designate in such notice. At the closing, the Optionee (or his heirs or personal representative, as the case may be) shall deliver the certificates representing the shares being repurchased, duly endorsed in blank for transfer (and if the seller shall be the heirs or personal representative of the Optionee, together with proof as to the authority of the person or persons to make such delivery), against the simultaneous delivery to the Optionee (or his heirs or personal representative, as the case may be) of the purchase price for the number of shares then being repurchased. In the event that the Optionee (or his heirs or personal representative, as the case may be) fails so to deliver the certificates for the shares to be repurchased duly endorsed as aforesaid, the Company may elect (a) to establish a segregated account in the amount of the purchase price, such account to be turned over to the Optionee (or his heirs or personal representative, as the case may be) upon delivery of such certificates duly endorsed as aforesaid, and (b) immediately to take such action as is appropriate to transfer record title of such shares from the Optionee (or his heirs or personal representative, as the case may be) to the Company and to treat the Optionee (or his heirs or personal representative, as the case may be) and such shares in all respects as if delivery of the certificates for such shares duly endorsed as aforesaid had been made as required. The Optionee (and any heir or personal representative of the Optionee, by reason of his or her receipt of the shares) hereby irrevocably grants the Company a power of attorney for the purpose of effectuating the preceding sentence.

         (E) RIGHTS TO SHARES AND RESTRICTION ON TRANSFER DURING REPURCHASE OPTION.

                  So long as shares acquired by the Optionee upon exercise of this option have not been repurchased, the Optionee shall have ownership rights with respect to the shares, including the right to vote and to receive dividends. The Optionee may not sell, transfer, pledge or hypothecate any shares that are subject to the Repurchase Right except to a person or entity which expressly agrees in writing with the Company to be bound by the Repurchase Right.

         (F)      LEGENDS.

                  The Company may require that certificates representing any shares to be issued to the Optionee upon exercise of this Option which are subject to the Repurchase Right shall have endorsed thereon a legend substantially as follows:

                           "The shares represented by this certificate are subject to the repurchase rights and restrictions on transfer set forth in a Non-Statutory Stock Option



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                           Agreement dated April 24, 2000, a copy of which will
                           be furnished free of charge upon written request."

13.      MISCELLANEOUS.

         (a) Except as provided herein, this option may not he amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

         (b) All notices under this option shall be mailed or delivered by hand to the. parties at their respective addresses set forth beneath their names below or it such other address as may be designated in writing by either of the parties to one another.

         (c) Although this option has not been granted under the Company's 1991 Equity Incentive Plan (the "Plan"), it shall be governed by the terms and conditions thereof except to the extent the terms of this option and the terms of the Plan are inconsistent or contradictory, in which event the terms of this option shall govern.

         (d) This option shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                                      GENRAD, INC.

                                      By:  /s/ Ed Zschau
                                         ------------------------------
                                         Ed Zschau
                                         Chairman, Compensation Committee
                                         of the Board of Directors

                                         Address: 7 Technology Park Drive
                                                  Westford, MA 01886



                              OPTIONEE'S ACCEPTANCE

         The undersigned, hereby accepts the foregoing option and agrees to the terms and conditions thereof.


                                      OPTIONEE: /s/ Robert M. Dutkowsky
                                               ----------------------------
                                               Robert M. Dutkowsky

                                      ADDRESS: 7 Gable Ridge Road
                                               Westboro, MA 01581



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